Exhibit 99.1

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made and entered into as of the Effective Date (hereafter defined), by and between SENTINEL ACQUISITIONS CORPORATION, a Delaware corporation (“Purchaser”), and GR-105 LONG POINT VENTURE, LLC, a Delaware limited liability company (“Seller”).

1.

SALE OF PROPERTY

1.1 Upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser, and Purchaser shall purchase from Seller, that certain apartment complex located in Mt. Pleasant, South Carolina, and containing, in the aggregate, 258 units and related improvements, and commonly known as “Woodfield Long Point Apartments” having a principal address of 335 Stonewall Court, Mt. Pleasant, SC 29464, being all of Seller’s right, title and interest in all of the following described property (collectively, the “Property”):

(a) The real property located in Mt. Pleasant, South Carolina, and being more particularly described on Exhibit A attached hereto and incorporated herein by this reference, together with all rights, privileges, and appurtenances pertaining to such real estate, including, without limitation, any and all rights of Seller, if any, in and to adjacent roads, alleys, easements, streets, rights-of-way, and any adjacent strips or gores or real estate and any oil and gas or other mineral or water rights in, on or under the Property (collectively, the “Land”);

(b) All improvements, structures and fixtures placed, constructed or installed on the Land (collectively, the “Improvements”);

(c) All (i) mechanical systems and the fixtures and equipment related thereto comprising part of or attached to or located upon the Improvements, to the extent owned by Seller, (ii) carpets, drapes, blinds and other furnishings owned by Seller and comprising a part of or attached to or located upon the Improvements, (iii) appliances owned by Seller; and (iv) maintenance equipment, supplies and tools owned by Seller and used in connection with the Improvements (collectively, the “Personal Property”);

(d) Seller’s interest in leases, lease commitments and all other rental agreements (collectively, the “Leases”) with tenants occupying space situated in the Improvements or otherwise having rights with regard to use of the Land or the Improvements, and all security deposits or like payments, if any, paid by existing tenants of the Property to or on behalf of Seller except to the extent forfeited by such tenants (subject to the terms and conditions of this Agreement) or returned to such tenants under the terms of their leases;

(e) To the extent assignable, Seller’s interest in all (i) brokerage or tenant locator contracts, (ii) cable or subscription television agreements, (iii) maintenance, repair, service and pest control contracts (including but not limited to janitorial and landscaping agreements), (iv) security system agreements, and (v) all other contracts pursuant to which services (other than property management services) or goods are provided to the Property or which would otherwise bind the owner of the Property (collectively, the “Service Contracts”), except to the extent excluded under the terms of this Agreement;

(f) Seller’s interest in all furniture, fixture and equipment leases, if any, to the extent the same are assignable by Seller (the “Personalty Leases”) except to the extent excluded under the terms of this Agreement; and

(g) Seller’s interest, if any, in all Related Assets in connection with any of the Land, Improvements, Personal Property, Leases, Service Contracts, or Personalty Leases (which such conveyance of Related Assets shall be without any representation or warranty related thereto). The words “Related Assets” shall mean the following, provided that the same are located on or appurtenant to the Property and, to the extent applicable, are in Seller’s possession or control: (i) to the extent transferable, all wastewater and other utility rights applicable to the Property, (ii) to the extent transferable, all certificate(s) of occupancy, building, equipment or other permits, consents, authorizations, variances, waivers, licenses, utility agreements, entitlements, certificates, development rights and approvals from any governmental authority with respect of the Property, (iii) to the extent transferable and in Seller’s possession or control, any warranties, guaranties, indemnities, claims, representations or guaranties relating to the ownership, development, use and operation of the Property or the said Personal Property and effective as of Closing, (iv) to the extent transferable, any trademarks, service marks, logos, the trade name “Long Point Apartments” (it being understood that the name “Woodfield” is not being transferred), telephone numbers, marketing, advertising, promotional material, photographs and similar digital content, and other intangible rights of Seller relating solely to the ownership, development, use and operation of the Property, (v) telephone exchanges, telephone equipment and transmission lines, any URL or domain names for the Property, including the website located at said domain name to the extent transferable, and (vi) the books and records of the Property which do not contain attorney/client-privileged information of the Seller, and the plans, drawings, specifications, surveys, engineering reports, and other technical information related to the Land and Improvements, to the extent transferable.

2.

PURCHASE PRICE

2.1 The purchase price (the “Purchase Price”) for the Property shall be FIFTY-FIVE MILLION FIVE HUNDRED THOUSAND AND NO/100 DOLLARS ($55,500,000.00), payable to the Seller as follows:

(a) Within one (1) business day of the Effective Date, Purchaser shall deliver to the office of Fidelity National Title Insurance Company (“Escrow Agent”) in New York, New York, the sum of Five Hundred Fifty Thousand and no/100 Dollars ($550,000.00) in immediately available funds (together with any interest earned thereon and, once made, the “Additional Deposit” described below with any interest earned thereon, the “Deposit”). If Purchaser does not terminate this Agreement on or before the end of the Inspection Period (hereafter defined), which termination shall be in Purchaser’s sole discretion, for any reason or no reason, then no later than January 5, 2015, Purchaser shall deliver to the Escrow Agent the sum of One Million Four Hundred Fifty Thousand and No/100 Dollars ($1,450,000.00) in immediately available funds (together with any interest earned thereon, the “Additional Deposit”). Purchaser’s failure to deliver the Additional Deposit as required by the immediately preceding sentence shall be a default by Purchaser under this Agreement. Upon the consummation of the purchase and sale contemplated by this Agreement (the “Closing”), the Deposit shall be delivered to Seller and credited against the Purchase Price.

(b) Upon Closing, the balance of the Purchase Price after apportionments as provided by this Agreement shall be paid to Seller by Purchaser (through the Escrow Agent) via federal wire transfer of immediately available funds.

(c) As used herein, “Effective Date” shall mean the date on which (i) this Agreement is fully executed by Seller and Purchaser, and original, executed copies of the Agreement have been delivered to the Escrow Agent by such parties, (ii) such signed Agreement has been counter-signed by Escrow Agent and (iii) all parties hereto have received copies of such final and fully executed Agreement (which such date shall be the date indicated on the signature page of the Escrow Agent hereto).

3.

SURVEY, TITLE COMMITMENT AND INSPECTIONS

3.1 Purchaser and its agents and contractors may, during the period beginning on the Effective Date and continuing until 5 p.m. Eastern time on December 30, 2014 (such period, the “Inspection Period”) and thereafter through the day of Closing, enter upon the Property to conduct all inspections and investigations of the condition and all other aspects of the Property that it may deem necessary or desirable in its sole discretion, and to review (and Seller shall provide access to) all Leases, warranties, guaranties, service agreements, maintenance records, and utility invoices and other books, files and records as to the Property that are in Seller’s possession or control and which do not contain attorney/client-privileged information of the Seller. As of the Effective Date, Seller shall make available to Purchaser all such items described in the previous sentence (to the extent they are in Seller’s possession) (collectively, the “Seller’s Materials”). Additionally, as of the Effective Date, Seller shall deliver to Purchaser electronically the items set forth on Exhibit B attached hereto (“Seller’s Deliverables”). Notwithstanding anything in this Agreement to the contrary, Purchaser shall not make any soil borings in the Property, or conduct any other invasive testing, sampling, or investigation at the Property without having received the written consent of Seller, which such consent may be withheld in Seller’s sole discretion. In all cases, Purchaser shall provide Seller notice of its intent to access the Property at least two days prior to its entry (or its agents’ or contractors’ entry) thereon, and shall not in any case be permitted to inspect occupied units unless accompanied by a representative of Seller or its property management company (provided Seller shall make such a representative available reasonably promptly upon request by Purchaser for such access). Purchaser hereby covenants and agrees to promptly restore the Property to its original condition following any activity of Purchaser thereon, and to indemnify and hold harmless Seller from any and all loss, liability, costs, claims, demands, damages, causes of action and suits arising out of the exercise by Purchaser of Purchaser’s rights under this Section 3.1. Purchaser shall conduct all tests, investigations and studies of the Property in a manner which does not unreasonably interfere with any residential tenant’s quiet enjoyment of the Property, and shall not permit any liens to attach to the Property in connection with its exercise of its rights under this Section 3.1 or any other activity it conducts on the Property prior to Closing. Prior to its entry on the Property, Purchaser shall provide evidence reasonably satisfactory to Seller of Purchaser’s maintenance of: (i) Commercial General Liability insurance (“CGL Insurance”) with limits of liability not less than $5,000,000 per occurrence with a general aggregate of not less than $5,000,000, and (ii) Umbrella Liability insurance (“Umbrella Liability Insurance”) with limits of liability not less than $25,000,000 per occurrence that applies on a “following form” basis. With respect to CGL Insurance and Umbrella Liability Insurance, Seller shall be named as an additional insured. In addition, the CGL Insurance and the Umbrella Liability Insurance: (a) must be endorsed to be primary and non-contributory, rather than excess, with respect to Seller’s additional insured status; (b) endorsed to provide cross-liability coverage if they do not contain a standard ISO separation of insureds provision; (c) shall not contain any endorsement or provision that states the limits of the policy will not stack, pyramid, or be addition to any other limits provided by that insurer, and (d) have no cross suits exclusion, or any similar exclusion that excludes coverage for claims brought by an additional insured under the policy against another insured under the policy.

3.2 Seller has delivered, or shall deliver to Purchaser’s counsel within one (1) business day of the Effective Date, a copy of the most recent owner’s title insurance policy for the Property (which may have the amount of the policy redacted) and a copy of Seller’s most recent as-built survey of the Property which is dated March 11, 2013. During the Inspection Period, but no later than December 16, 2014, Purchaser shall obtain, at Purchaser’s expense, a current commitment for title insurance (the “Title Commitment”) and an update to Seller’s most recent as-built survey of the Property (such update, the “Survey”). On or prior to December 16, 2014 (“Objection Deadline”), Purchaser, in Purchaser’s sole and absolute discretion, shall notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment and the Survey. In the event Purchaser notifies Seller of objections to title or survey prior to the Objection Deadline, Seller will have the right, but not the obligation (other than with respect to Must Cure Items as defined hereinbelow), to cure such objections. Within five (5) days after receipt of Purchaser’s notice of objections, Seller will notify Purchaser in writing if Seller elects to attempt to cure such objections to the sole satisfaction of Purchaser, and if so, which objections Seller elects to cure (“Seller’s Cure Notice”). If Seller provides no Seller’s Cure Notice, Seller shall be deemed to have elected not to cure such objections, other than Must Cure Items. If Seller elects in its Seller’s Cure Notice to cure any such objections, Seller will have until three (3) days before the Closing Date to attempt to remove, satisfy or cure the same (provided that Monetary Liens, as hereafter defined, may be cured by Seller as of the Closing Date as set forth hereinbelow). If Seller elects not to cure (or is deemed to have elected not to cure) any such objections, Purchaser will have the option, to be exercised by written notice given to Seller on or before the last day of the Inspection Period, to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement will terminate and the Earnest Money will be promptly returned to Purchaser, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder, except with respect to the rights, obligations, and liabilities described in Article 3 and Section 9.1 that expressly survive termination of this Agreement. If Purchaser does not terminate this Agreement as hereinabove set forth in connection with Seller’s election (or deemed election) not to cure title objections, then Purchaser shall be deemed to have elected to accept a conveyance of the Property subject to the exceptions which will not be addressed, specifically including any matter objected to by Purchaser (other than Must Cure Items) that Seller is unwilling or unable to cure (and with respect to which Purchaser shall be deemed to have waived its objection). If Seller, after having elected to cure any objection identified by Purchaser prior to the Objection Deadline, cannot or does not cure such matter on or before the date that is three (3) days prior to the Closing Date (other than Monetary Liens (as hereafter defined), which may be cured concurrently with Closing), Purchaser may terminate this Agreement by sending written notice of such termination to Seller no later than the date that is two (2) days prior to the Closing Date, and pursue any other right pursuant to Section 10.1 below. Seller must satisfy all Monetary Liens in full, at Seller’s sole cost and expense, at or prior to the Closing; in the event Seller fails to do so, Purchaser may, at its option, elect either: (a) to close the transaction as otherwise contemplated hereby, and satisfy any such Monetary Lien itself at Closing, in which event the Purchase Price shall be reduced by the amount of money so expended by Purchaser, or (b) terminate this Agreement by sending written notice to Seller, and upon delivery of such notice of termination, pursue any other Purchaser’s rights pursuant to Section 10.1 below. Upon Purchaser’s election to terminate this Agreement in accordance with the terms of this Section 3.2, the Earnest Money will be promptly returned to Purchaser, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder, except with respect to the rights, obligations, and liabilities that expressly survive the termination of this Agreement. As used herein, a “Must Cure Item” is (i) any matter first affecting title to the Property after the Effective Date as a result of Seller’s willful action (which such action or matter has not been previously approved or consented to by Purchaser in writing), or (ii) a Monetary Lien. As used herein, a “Monetary Lien” is a lien, claim or encumbrance that evidences or secures a fixed monetary amount other than ad valorem real property taxes (excluding any such liens or encumbrances arising as a result of Purchaser’s activity on or with respect to the Property, which such liens shall be removed promptly by Purchaser following the notice of imposition thereof).

If Purchaser shall obtain any revision or update to the Title Commitment or Survey, and such revision or update shall disclose any exception, defect, objection, matter or state of facts not initially shown on the Title Commitment or Survey, Purchaser shall have the right to provide written notice of objection thereto (an “Updated Objection Notice”) to Seller within five (5) days following Purchaser’s becoming aware thereof. Within five (5) days following Seller’s receipt of such Updated Objection Notice, Seller shall notify Purchaser in writing if Seller elects to attempt to cure such objections (provided that in all events, Seller shall be obligated to cure Must Cure Items as set forth hereinabove), and Purchaser shall have the same rights and remedies in connection with Seller’s cure or non-cure of such matters as are hereinabove described in connection with title and survey matters identified on or before the Objection Deadline (provided that, notwithstanding the foregoing, if Seller elects not to cure (or is deemed to have elected not to cure, by its failure to provide a Seller’s Cure Notice) any Purchaser objection identified in an Updated Objection Notice, Purchaser must exercise its option to terminate this Agreement no later than two (2) business days following Purchaser’s receipt of such response (or deemed response) from Seller. To the extent Purchaser fails to provide an Updated Objection Notice with respect to any new exception, defect, objection, matter or state of facts not initially shown on the Title Commitment or Survey within five (5) days of becoming aware thereof, Purchaser shall be deemed to have waived its objection thereto. Closing shall be extended on a day-for-day basis if required in order to permit the parties to exercise their rights described in this paragraph.

Any matter contained in the Title Commitment or shown on the Survey, or any revision or update thereto, to which Purchaser does not object during the Inspection Period or to which Purchaser is deemed to have waived its objection pursuant to the terms hereof, will be deemed a “Permitted Exception.”

3.3 The cost of the inspections, tests, investigations and interviews undertaken by Purchaser pursuant to the terms of this Article 3 shall be borne solely by Purchaser and Purchaser shall indemnify and hold Seller harmless from and against any and all loss, costs and expense, including reasonable attorneys’ fees, for the costs of such inspections, tests and investigations and for damage to persons or property caused by Purchaser’s inspection, testing and investigation of the Property. The right of access to the Property granted hereby shall in no way be construed as giving Purchaser possession of or any legal or equitable title to the Property prior to the Closing.

3.4 The indemnification obligations contained in this Article 3 shall survive the Closing or the earlier termination of this Agreement.

3.5 On or before the last day of the Inspection Period, Purchaser will advise Seller in writing of which Service Contracts or Personalty Leases, if any, it wishes Seller to terminate and, to the extent such Service Contracts or Personalty Leases can be terminated without payment or penalty by Seller, Seller shall deliver notice of termination pursuant to the terms of such Service Contracts or Personalty Leases no later than three (3) business days after the last day of the Inspection Period. Purchaser shall assume the obligations of Seller under any Service Contracts and Personalty Leases not terminated in accordance with the terms hereof, including any Service Contracts or Personalty Leases terminable only upon payment of a penalty. If any Service Contract or Personalty Lease which Purchaser has designated for termination is not immediately terminable as of Closing (by delivery of a notice of termination by Seller no later than three (3) business days after the last day of the Inspection Period), Purchaser shall assume all obligations of Seller thereunder for the period of time between the Closing Date and the date on which such Service Contract or Personalty Lease terminates following Seller’s termination notice. Notwithstanding the foregoing, Seller covenants and agrees that effective as of (or prior to) the Closing Date, it shall terminate any property management agreement and any brokerage or listing agreement then in effect with respect to the Property, and shall bear all costs with respect thereto (which shall not be subject to the cap of liability provided in Section 10.1) which obligation shall survive the Closing.

3.6 If for any reason or no reason, Purchaser, in its sole discretion, is not satisfied with the Property or otherwise decides not to proceed with the transactions contemplated by this Agreement for any reason, or no reason, in Purchaser’s sole discretion, then Purchaser may terminate this Agreement by notice to Seller at any time prior to expiration of the Inspection Period, and Escrow Agent, upon receipt of such notice, shall immediately refund the Deposit to Purchaser. If Purchaser fails to notify Seller in writing prior to the expiration of the Inspection Period that Purchaser waives its termination right pursuant to this Section

3.6, Purchaser shall be deemed to have terminated this Agreement under this Section 3.6 as if Purchaser shall have delivered a notice of termination prior to the expiration of the Inspection Period as aforesaid, and the Deposit shall immediately be delivered to Purchaser.

4.

REPRESENTATIONS, WARRANTIES AND COVENANTS

4.1 Subject to Section 4.5 below, Seller represents and warrants to Purchaser as follows (which representations and warranties shall be true and correct as of the date hereof and shall be certified as true and correct in all material respects as of the Closing Date, subject to updates to the Rent Roll; other changes expressly consented to by the Purchaser in writing, deemed consented to by the Purchaser pursuant to the express terms of this Agreement, or otherwise permitted under the express terms of this Agreement; or other changes which, in the aggregate with all other updates or changes previously referenced herein, do not have a materially adverse effect on the Property):

(a) Seller is a limited liability company duly organized and legally existing under the laws of the State of Delaware; is duly qualified to do business in the State of South Carolina; has duly and validly authorized and executed this Agreement, and has full right, title, power and authority to enter into this Agreement and to carry out all of its terms, none of which will result in any breach or constitute default under any agreement or other instrument to which Seller is a party or by which Seller or the Property might be bound;

(b) Seller has no knowledge of, and has received no written notice of, any existing, pending or threatened litigation actions, or claims, with respect to any aspect of the Property including, without limitation, condemnation or similar proceedings, other than evictions of residential tenants in the ordinary course of Seller’s business, and that certain unfiled action (the “October 2014 Action”) described in the letter dated October 3, 2014 addressed to Natasha Brehm, Caroline Blanding, and Woodfield Long Point from William Hammett, Esq. Seller shall make all details of the October 2014 Action available to Purchaser, and shall indemnify, defend, and hold harmless Purchaser from any losses, costs, claims, judgments, awards, expenses, reasonable attorneys’ fees, obligations, damages, and other liability accruing to the Purchaser from and after Closing and arising in connection with the October 2014 Action, and Seller’s indemnification obligations hereunder shall survive Closing;

(c) Seller has received no written notice of any violations of or non-compliance of the Property with any restrictive covenants or deed restrictions affecting the Property nor with any zoning, subdivision, watershed, building, health, traffic, flood control, fire safety or other applicable rules, regulations, ordinances and statutes of any local, state, or federal authorities or any other governmental entities having jurisdiction over the Property;

(d) Seller has received no written notice of any unpaid charges, debts, liabilities, claims or obligations arising from the construction, occupancy, ownership, use or operation of the Property prior to Closing which could give rise to any mechanic’s or materialmen’s or other statutory liens against any of the Property which will not be paid by or bonded over by Seller at Closing, or for which Purchaser will be responsible;

(e) Seller is not a “foreign person” within the meaning of the Internal Revenue Code of 1986, as amended (hereinafter the “Code”), Sections 1445 and 7701;

(f) Exhibit C attached hereto is a complete list of all Service Contracts and Personalty Leases as of the Effective Date. The copies of all such Service Contracts and Personalty Leases delivered or to be delivered by Seller to Purchaser pursuant to this Agreement are true and complete in all material respects as of the date provided. To the Seller’s knowledge, there are no events of default outstanding under any of the Service Contracts or Personalty Leases.

(g) The rent roll (the “Rent Roll”) attached hereto as Exhibit D is true and correct in all material respects as of the date set forth thereon. All tenants and occupants of the Property as of the date set forth on the Rent Roll, the space leased, the Lease expiration dates, the security deposits, and the rentals are identified on the Rent Roll. No tenant has been given free rent, any concession in the payment of rent or any abatement in the payment of rent, except as set forth in their respective Leases. Seller has paid all costs required to be paid as of the date hereof by the landlord to the tenants listed on the Rent Roll in connection with the leasing and preparation of space and has paid all obligations for brokerage commissions and finders’ fees incurred in entering into those Leases and, if any additional Leases are executed after the date of this Agreement and prior to Closing, Seller shall pay or provide for the payment of all such costs and commissions. The Leases to the tenants listed on the Rent Roll are in force; to the knowledge of Seller, any claims of Seller’s default as landlord under any Lease by a tenant are contained in that tenant’s lease file and, to the knowledge of Seller, no tenant is in default under its Lease, except as set forth on the Rent Roll.

(h) Seller has not filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by its creditors, suffered the appointment of a receiver to take possession of substantially all of its assets, or suffered the attachment or other judicial seizure of substantially all of its assets.

(i) Seller has no employees (nor are there any employees of any of Seller’s property manager or affiliates) to whom by virtue of such employment Purchaser will have any obligation after the Closing.

(j) There are no rental restriction agreements, rent control agreements or any similar restriction, covenant or contract entered into or, to Seller’s knowledge, assumed by Seller that restricts or controls rents that may be charged to residential tenants at the Property.

(k) To Seller’s knowledge, the Seller’s Materials including, without limitation, the Seller’s Deliverables, are true, correct, and complete as of the dates set forth therein or thereon (as applicable), and have not been intentionally altered, amended, redacted (except as expressly contemplated by the terms of this Agreement) or otherwise modified in anticipation of the sale of the Property or Purchaser’s inspections pursuant to this Agreement.

(l) Seller’s current rental standards and its form lease are annexed hereto as Exhibit E.

(m) Seller is the sole owner of all of the Property and has not assigned or otherwise transferred any rights with respect thereto other than as shown by utilities easements, access easements or licenses, and other similar documents, or any liens or encumbrances on the Property in favor of Seller’s mortgage lender, all of which such documents are filed in the public records of Charleston County.

(n) Seller and, to the Seller’s knowledge, each person or entity owning a direct interest in Seller, is (a) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), (b) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (c) not an Embargoed Person (as hereinafter defined). To Seller’s knowledge, none of the funds or other assets of Seller constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and to Seller’s knowledge, no Embargoed Person has any interest of any nature whatsoever in Seller (whether directly or indirectly). The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §§1701, et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder.

If, after the date of this Agreement and on or prior to Closing, Seller first obtains knowledge or first receives notice of a fact, matter or circumstance, which fact, matter or circumstance causes any of Seller’s representations or warranties made in this Section to be inaccurate in any material respect, Seller shall submit written notice thereof to Purchaser (a “Disclosure Memorandum”) specifying in reasonable detail the fact, matter or circumstance causing such inaccuracy. Seller agrees to disclose any such inaccuracy in good faith as soon as possible and Seller shall not knowingly fail to promptly disclose to Purchaser any such inaccuracy.

The term “knowledge” as used in this Section 4.1 with respect to Seller shall mean the actual, conscious awareness (as opposed to constructive, implied, or imputed knowledge), without duty of inquiry or investigation, of Michael L. Schwarz or Michael Tetrick. Seller represents and warrants to Purchaser that Michael L. Schwarz is involved in, or has regular access to information regarding, daily operations of the Property.

Seller further covenants and agrees with Purchaser as follows:

(i) Seller shall not enter into any Service Contracts or Personalty Leases which would continue for a period subsequent to the Closing Date without the prior written approval of Purchaser, such consent not to be unreasonably withheld, conditioned, or delayed prior to the end of the Inspection Period and such consent may be withheld in Purchaser’s sole discretion following the end of the Inspection Period;

(ii) Seller will lease all vacant apartment units in a manner consistent with its customary practices, in substantial compliance with the rental standards and form lease annexed hereto as Exhibit E, and with security deposits and at rental rates (and with such concessions) as Seller believes in good faith to be consistent with applicable market conditions;

(iii) Seller shall neither transfer nor remove any Personal Property or fixtures from the Property subsequent to the date hereof, except for any of such Personal Property that may be used, consumed or replaced by Seller in the ordinary course of operation of the Property with materials of like kind and quality;

(iv) Seller shall from the date hereof continue to maintain, operate and manage the Property in the same manner that it has heretofore maintained and operated the Property and all rental units shall be in rentable condition as of the Closing Date; provided however, Seller and Purchaser acknowledge that rental units which are vacated within five (5) business days prior to the Closing Date will be in varying conditions of make-ready for leasing, as is ordinary in Seller’s course of business and Purchaser shall receive a credit of $500 per unit for any such units that are vacated five (5) or more business days prior to the Closing Date and which are not placed in rent ready condition as of the Closing Date. As used herein, “rent ready condition” shall mean all apartments are ready for occupancy and to the extent such units have been occupied and vacated prior to the Closing Date, such units shall have been thoroughly cleaned and recently painted, with any damage repaired and all appliances operable;

(v) Seller will not use or occupy, or knowingly allow the use or occupancy of, the Property in any manner which violates any governmental requirements or which constitutes waste or a public or private nuisance or which makes void, voidable or cancelable, or increases the premium of, any insurance then in force with respect thereto. Seller will not initiate or permit any zoning reclassification of the Property or seek any variance under existing zoning ordinances applicable to the Property to use or permit the use of the Property in such a manner which would result in such use becoming a nonconforming use under applicable zoning ordinances or other governmental requirements. Seller will not impose any restrictive covenants, liens or encumbrances on the Property or execute or file any subdivision plat affecting the Property nor permit such imposition, execution or filings by any other party unless expressly contemplated by this Agreement;

(vi) Seller hereby agrees that from the date hereof until Closing it will maintain in force, fire and extended coverage insurance upon the Property and public liability insurance with respect to damage or injury to persons or property occurring on the Property in such amounts as is maintained by Seller on the date of this Agreement;

(vii) Seller shall notify Purchaser of any pending or threatened litigation or governmental proceeding related to the Property or the Seller promptly after Seller has received written notice thereof; and

(viii) Seller shall not apply any security deposits against rents unless the applicable tenants’ Lease shall have expired or been terminated and such tenants shall have fully vacated and surrendered their units.

4.2 Purchaser represents and warrants to Seller as follows (which representations and warranties shall be true and correct as of the date hereof and as of the Closing Date):

(a) Purchaser has duly and validly authorized and executed this Agreement, and it has full right, title, power and authority to enter into this Agreement and to carry out all of its terms.

(b) The execution and delivery by Purchaser and consummation of transactions provided for herein (i) will be pursuant to proper legal authority of Purchaser’s entity as to the transactions provided for herein, (ii) will not violate the organizational documents of Purchaser, (iii) do not require any approval or consent of any trustee or holders of any of its debt, and (iv) do not contravene any existing governmental requirement applicable to or binding on Purchaser or any of its property

(c) Purchaser and, to the Purchaser’s knowledge, each person or entity owning a direct interest in Purchaser, is (a) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other List, (b) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, and (c) not an Embargoed Person (as hereinafter defined). To Purchaser’s knowledge, none of the funds or other assets of Purchaser constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person, and to Purchaser’s knowledge, no Embargoed Person has any interest of any nature whatsoever in Purchaser (whether directly or indirectly).

4.3 EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS AGREEMENT, AND ALL OTHER EXPRESS WRITTEN TERMS AND CONDITIONS OF THIS AGREEMENT AND THE DOCUMENTS TO BE DELIVERED AT CLOSING, SELLER HEREBY SPECIFICALLY DISCLAIMS ANY WARRANTY, GUARANTY, OR REPRESENTATION, ORAL OR WRITTEN, PAST, PRESENT, OR FUTURE, OF, AS TO, OR CONCERNING THE SELLER’S MATERIALS, SELLER’S DELIVERABLES, THE PROPERTY OR ANY ASPECT THEREOF, INCLUDING, WITHOUT LIMITATION, OF, AS TO, OR CONCERNING (A) THE NATURE AND CONDITION OF THE PROPERTY, INCLUDING, BUT NOT BY WAY OF LIMITATION, THE ENVIRONMENTAL CONDITION THEREOF OR THE EXISTENCE OR NON-EXISTENCE OF HAZARDOUS MATERIALS THEREON, THE CONDITION OF ANY PHYSICAL STRUCTURES, AND THE WATER, SOIL, OR GEOLOGY AND THE SUITABILITY OF THE LAND AND OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH PURCHASER MAY ELECT TO CONDUCT THEREON; (B) THE NATURE AND EXTENT OF ANY RIGHT-OF-WAY, LEASE, POSSESSION, LIEN, ENCUMBRANCE, LICENSE, RESERVATION, CONDITION OR OTHERWISE; (C) THE COMPLIANCE OF THE PROPERTY OR ITS OPERATION WITH ANY LAWS, ORDINANCES, OR REGULATIONS OF ANY GOVERNMENT OR OTHER BODY; (D) THE ACREAGE CONTAINED WITHIN THE LAND; (E) THE ZONING OF THE PROPERTY; AND (F) THE RIGHT OF PURCHASER TO RELY ON THE SELLER’S MATERIALS OR THE SELLER’S DELIVERABLES. PURCHASER ACKNOWLEDGES AND REPRESENTS TO SELLER THAT HAVING BEEN GIVEN THE OPPORTUNITY TO INSPECT THE PROPERTY, PURCHASER IS RELYING SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY AND NOT ON THE SELLER’S MATERIALS OR ANY OTHER INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. PURCHASER ALSO ACKNOWLEDGES THAT IT IS A FINANCIALLY SUBSTANTIAL AND SOPHISTICATED REAL ESTATE

INVESTOR. PURCHASER FURTHER ACKNOWLEDGES, SUBJECT TO THE EXPRESS TERMS AND CONDITIONS OF THIS AGREEMENT, (I) THAT THE INFORMATION PROVIDED AND TO BE PROVIDED WITH RESPECT TO THE PROPERTY WAS OBTAINED FROM A VARIETY OF SOURCES AND NOT NECESSARILY FROM SELLER; (II) SELLER HAS MADE NO INDEPENDENT INVESTIGATION OR VERIFICATION OF SUCH INFORMATION; AND (III) SELLER MAKES NO REPRESENTATIONS AS TO THE TRUTH, ACCURACY OR COMPLETENESS OF SUCH INFORMATION. THE SALE OF THE PROPERTY AS PROVIDED FOR HEREIN IS MADE ON AN “AS IS,” “WHERE-IS” BASIS, AND PURCHASER EXPRESSLY ACKNOWLEDGES THAT, IN CONSIDERATION OF THE AGREEMENTS OF SELLER HEREIN AND AS A CONDITION PRECEDENT TO SELLER’S UNDERTAKINGS HEREUNDER, EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT AND THE EXPRESS TERMS AND CONDITIONS OF THE DOCUMENTS TO BE DELIVERED AT CLOSING, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, OR ARISING BY OPERATION OF LAW, INCLUDING, BUT IN NO WAY LIMITED TO, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY.

5.

CONDITIONS

5.1 The obligations of Purchaser to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by Closing or as otherwise provided herein, shall entitle Purchaser, at its option, to terminate the Agreement and receive a refund of the Deposit:

(a) The transactions contemplated under this Agreement to be effected on the Closing Date shall not be restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction and no proceeding shall have been instituted and be pending in which any creditor of Seller or any other person seeks to restrain such transactions or otherwise to attach any of the Property, provided that any such proceeding or action contemplated by this Section 5.1(a) shall not be brought by, through or under Purchaser;

(b) Seller has timely complied with its obligations hereunder;

(c) All warranties and representations made by Seller herein are and remain truthful in all material respects; and

(d) At Closing, Purchaser’s title company shall be committed, pursuant to the terms of the Title Commitment and subject to the payment of the required premium and satisfaction of all other requirements and conditions set forth in the Title Commitment, to issue an ALTA Owner’s Policy of Title Insurance with liability in an amount equal to the Purchase Price showing the Property vested in Purchaser free and clear of any third party rights of possession, other than residential tenants pursuant to unrecorded leases, and other Permitted Exceptions.

5.2 The obligations of Seller to consummate the transaction contemplated hereby are subject to the following conditions which, if not fulfilled by Closing or as otherwise provided herein, shall entitle Seller, at its option, to terminate the Agreement:

(a) The transactions contemplated under this Agreement to be effected on the Closing Date shall not be restrained or prohibited by any injunction or order or judgment rendered by any court or other governmental agency of competent jurisdiction and no proceeding shall have been instituted and be pending in which any creditor of Seller or any other person seeks to restrain such transactions or otherwise to attach any of the Property, provided that any such proceeding or action contemplated by this Section 5.2(a) shall not be brought by, through or under Seller;

(b) Purchaser has timely complied with its obligations hereunder; and

(c) All warranties and representations made by Purchaser herein are and remain truthful in all material respects.

If any of the conditions set forth above are not satisfied by the party from whom performance is required (the “Non-Performing Party”), or if such performance is not waived by the other party (the “Performing Party”) on or before the Closing Date, and such other party is not in breach of its obligations under this Agreement, then the Performing Party, at its option, may terminate this Agreement by giving written notice to the Non-Performing Party, whereupon the Escrow Agent shall immediately deliver the Earnest Money to Purchaser. However, nothing set forth in this Section 5.2 shall be construed, nor is anything herein intended, to limit rights and remedies of any party otherwise set forth in this Agreement in connection with the default of any party.

6.

CLOSING

6.1 Closing shall occur on January 15, 2015 (such date, the “Closing Date”). Closing shall be accomplished via escrow through the offices of the Escrow Agent, or at such other location as may be acceptable to Seller and Purchaser.

(a) The Escrow Agent hereby agrees to perform the services of escrow agent for such Closing pursuant to Exhibit F and the other terms and conditions of this Agreement, and Seller and Purchaser agree to indemnify and hold the Escrow Agent harmless for any liability, costs and expenses, including reasonable attorneys’ fees, it may incur as a result of its service as escrow agent, other than such liability, costs and expenses arising directly or indirectly from the Escrow Agent’s own negligence or willful misconduct.

(b) At Closing, Seller shall deliver to Purchaser the items specified herein and the following documents and Instruments, duly executed and acknowledged:

(i) A Special Warranty Deed dated as of the Closing Date, in the form of Exhibit G attached hereto, conveying fee simple title to the Land and the Improvements to Purchaser or its permitted assignee, subject to Permitted Exceptions, and a restriction prohibiting the conversion of the Improvements into for-sale condominiums during the 10-year period following the Closing, together with a South Carolina withholding affidavit, and, if requested by Purchaser, a non-warranty deed conveying the Land to Purchaser pursuant to the legal description set forth in the Survey;

(ii) A Bill of Sale and Assignment conveying and assigning to Purchaser or its permitted assignee the property described therein all free and clear of any liens or encumbrances except the Permitted Exceptions, in the form of Exhibit H attached hereto (the “Bill of Sale”);

(iii) Tenant notice letters, dated as of the Closing Date, containing Seller’s authorization to the tenants of the Property for payment of rental directly to Purchaser or Purchaser’s managing agent in the form of Exhibit I attached hereto;

(iv) An executed proration letter in the form of Exhibit J attached hereto;

(v) The Indemnification Agreement (hereafter defined);

(vi) A rent roll for the Property, certified by Seller to be true, complete and correct in all material respects as of no earlier than two (2) days before the Closing Date;

(vii) Evidence acceptable to the Escrow Agent, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

(viii) An executed certificate with respect to Seller’s non-foreign status sufficient to comply with the requirements of Section 1445 of the Code, and all regulations applicable thereto;

(ix) All other documents or items reasonably required to be delivered to Purchaser or by the Escrow Agent to evidence Seller’s ability to transfer the Property to Purchaser;

(x) An executed copy of Internal Revenue Service Form 1099 as required by the Code, and all regulations applicable thereto;

(xi) Such affidavit as the Escrow Agent shall require to issue its Owner’s Policy of Title Insurance without exception for mechanic’s or materialmen’s liens or rights of parties in possession except for apartment tenants, as tenants only, under unrecorded leases; and

(xii) Certification from Seller to Purchaser that Seller’s representations and warranties set forth in this Agreement are true and correct in all material respects as of Closing as if first made as of such date (subject to updates to the Rent Roll; other changes expressly consented to by the Purchaser in writing, deemed consented to by the Purchaser pursuant to the express terms of this Agreement, or otherwise permitted under the express terms of this Agreement; or other changes which, in the aggregate with all other updates or changes previously referenced herein, do not have a materially adverse effect on the Property).

(c) At the Closing, Purchaser, or its permitted assignee, shall do the following:

(i) Pay to the Escrow Agent the Purchase Price set forth in Section 2.1;

(ii) Provide evidence, acceptable to Seller and the Escrow Agent, authorizing the consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser;

(iii) Execute and deliver to Seller an original of the Bill of Sale;

(iv) If Purchaser’s counter-execution is required by applicable law, rule or regulation, execute and deliver to Seller originals of the tenant notice letters in the form of Exhibit I attached hereto; and

(v) Execute and deliver to Seller a written certification that all representations and warranties of Purchaser set forth herein remain true and correct in all material respects as of the Closing Date, including without limitation all representations and warranties set forth in Article 4 hereof.

(vi) Execute and deliver to Seller an original of the proration letter in the form of Exhibit J attached hereto.

(d) At Closing, Seller and Purchaser shall execute and deliver such other instruments and documents as may reasonably be necessary in order to complete the Closing of the transactions contemplated hereunder, the form and content of which shall be acceptable to Seller and Purchaser.

(e) The following which are in possession of the Seller shall be left at the Property or delivered to Purchaser at Closing (which obligation shall survive Closing): the original Leases, Lease files, Service Contracts and Personalty Leases assumed by Purchaser, all then-effective and tangible permits, guaranties, warranties, and licenses with respect to the Property, the keys and key-codes to the Property, the books and records of the Property in Seller’s possession or control (excluding any attorney-client privileged materials) and copies of the plans and specifications for the Improvements.

6.2 Purchaser shall pay the cost of the Owner’s Policy of Title Insurance provided for above, for the Survey, and recording fees associated with the Closing. All revenue stamps and transfer taxes or similar taxes payable in connection with the sale contemplated by this Agreement will be paid by Seller. All fees and expenses of the Escrow Agent in connection with its service as Escrow Agent hereunder will be shared equally by Purchaser and Seller (including in the event Closing fails to occur). Each party shall pay its own attorney’s fees. All other closing costs will be paid by the parties in accordance with local South Carolina custom. At Closing and at certain times subsequent to Closing, prorations shall be made in accordance with the proration letter attached hereto as Exhibit J.

6.3 All security and other deposits and advance or prepaid rentals paid by tenants shall be itemized by Seller. The amount, if any, of all (a) security and other deposits and (b) advance or prepaid rentals ((b) being for the period allocable to Purchaser on and after the Closing Date) not turned over to Purchaser at Closing shall be credited to Purchaser against the Purchase Price at Closing.

6.4 At Closing and/or at any time and from time to time after the Closing, Purchaser and Seller agree to execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered such settlement statements reflecting the transaction and prorations to be made at Closing and such other additional instruments or documents and to take or cause to be taken such further action as the other party may reasonably request to evidence and effectuate the transactions contemplated under this Agreement.

6.5 No later than thirty (30) days following Closing, Purchaser, at its sole cost and expense, shall remove the name “Woodfield” from all signs and marketing materials, brochures, advertising and other printed or Internet-based materials (including from any social media sites over which Purchaser has any control). The provisions of this Section 6.5 will survive Closing and shall not expire as set forth in Section 8.1 hereof.

6.6 Following the Closing, Purchaser shall not convert the Improvements into for-sale condominium units during the period beginning on the Closing Date and ending on November 9, 2021 (or, if applicable, any shorter period of time during which Purchaser or any of its affiliates shall own the Property prior to conveying the Property to an unrelated third party) (the “Restrictive Period”). Additionally, Purchaser shall, at Closing, deliver an original, executed written agreement in form annexed hereto as Exhibit K (the “Indemnification Agreement”) provided that, if Purchaser shall convert the Improvements into for-sale condominium units during the Restrictive Period, Purchaser shall indemnify, defend, and hold harmless Seller from and against any and all losses, costs, claims, damages, judgments, awards, expenses, reasonable attorneys’ fees, and other liability (“Claims”) accruing to the Seller from and after the Closing in connection with any claims, demands, suits, arbitrations, appeals, or other proceedings: (a) threatened or asserted by any unit owner, tenant, occupant, guest, owners’ association, or any other person or entity following a conversion of the Improvements into for-sale condominium units by Purchaser during the Restrictive Period and raised within the Restrictive Period, and (b) arising from or relating in any way to any actual or asserted construction defect, design defect, or other defective, deficient, or unsafe condition with respect to all or any part of the Improvements which claims are enforceable as a result of the Improvements having been converted to for-sale condominium units (i.e. such indemnity shall not apply to any Claims to the extent same would be applicable whether or not the Improvements were converted to for-sale condominium units during the Restrictive Period).

7.

POSSESSION

7.1 Purchaser shall be entitled to full and exclusive possession of the Property at Closing, subject only to the Permitted Exceptions and the rights of tenants in possession pursuant to leases delivered to Purchaser at Closing.

8.

SURVIVAL

8.1 All warranties, representations, covenants, obligations and agreements contained in this Agreement shall survive the execution and delivery of this Agreement and shall survive the Closing; provided however, except as otherwise specifically provided in this Agreement, the parties waive their right to sue for any breach of a warranty, representation, covenant, obligation or agreement contained in this Agreement (i) which accrues more than nine (9) months following the Closing or (ii) as to which specific written notice has not been given on or before the date that is nine (9) months following the Closing (the period from Closing through the end of such nine (9) month period or the final resolution of any claims for which specific notice is given within such nine (9) month period, the “Survival Period”).

9.

COMMISSIONS

9.1 Seller and Purchaser each warrant and represent to each other that no realtor, broker, finder, or other intermediary has been involved with or employed by such party in connection with the transaction contemplated by this Agreement, other than CBRE, Inc. (the “Broker”), which shall be paid by Seller in accordance with the terms of a separate agreement between Broker and Seller, Seller and Purchaser agree to indemnify, hold harmless and defend the other from and against claims, loss, liability, cost and expense (including reasonable attorneys’ fees at or before the trial level and any appellate proceedings) arising out of any claim made by any realtor, broker, finder, or any other intermediary (other than Broker as to Purchaser’s indemnity of Seller only) who claims to have been engaged, contracted or utilized by the indemnifying party in connection with the transaction which is the subject matter of this Agreement. This indemnification shall survive Closing or any termination of this Agreement, shall not expire as set forth in Section 8.1 hereof and shall not be subject to the cap set forth in Section 10.1.

10.

TERMINATION AND REMEDIES

10.1 If, prior to or at Closing: (a) Seller defaults hereunder and shall have failed to perform, in any material respect, any of the covenants or agreements contained herein which are to be performed by Seller, or if any warranty or representation made by Seller herein is not true and correct in all material respects as of Closing, and (b) in all cases other than the Seller’s failure to fully perform its obligations at Closing pursuant to Article 6 of this Agreement in the absence of Purchaser’s default, Seller has not cured any such default within five (5) business days of having received written notice thereof from Purchaser, Purchaser may, as its sole remedy, either (i) terminate this Agreement and receive an immediate refund of the Deposit from Escrow Agent or (ii) seek specific performance of this Agreement and, in either case, recover from Seller all of Purchaser’s reasonable third party expenses (in no event to exceed $75,000) actually incurred in connection with the transactions contemplated by this Agreement and as a result of such default or non-performance including, without limitation, attorneys’ fees and costs. If the Closing shall have occurred and Seller shall have defaulted hereunder by its failure to have performed any of the covenants or agreements contained herein which are to be performed after Closing, or defaults hereunder because any warranty or representation made by Seller herein is found to have not been true and correct in any material respect when made or as of Closing, Purchaser may seek to enforce its remedies under applicable law, subject to the limitations imposed by Section 8.1 of this Agreement. Seller shall be liable only for direct and actual damages suffered by Buyer on account of Seller’s default in an amount equal to or in excess of Fifty Thousand and no/100 Dollars ($50,000), but in no event shall Seller be liable for any such damages in an amount exceeding Five Hundred Fifty Thousand and no/100 Dollars ($550,000). In no event shall Seller be liable for any indirect, consequential or punitive damages on account of Seller’s breach of any representation or warranty contained in this Agreement. During the pendency of the Survival Period, Seller shall (i) not dissolve and shall maintain its existence as a limited liability company, and (ii) maintain at least $550,000 in liquid assets in an account segregated from any assets of any of Seller’s affiliates or any operating account or other active account of Seller, which obligations shall survive Closing and the recordation of the deed.

10.2 If Purchaser has not terminated this Agreement pursuant to any of the provisions authorizing such termination, and, prior to or at Closing: (a) Purchaser defaults hereunder in any material respect, fails to perform any of the covenants or agreements contained herein which are to be performed by Purchaser, or if any warranty or representation made by Purchaser herein is not true and correct in all material respects as of Closing, and (b) in all cases other than the Purchaser’s failure to fully perform its obligations at Closing pursuant to Article 6 of this Agreement in the absence of Seller’s default, Purchaser has not cured any such default within five (5) business days of having received written notice thereof from Seller, then Purchaser shall forfeit the Deposit together with any interest earned thereon, to Seller, as Seller’s sole and exclusive remedy, as liquidated damages, due to the inconvenience of ascertaining and measuring actual damages, and the uncertainty thereof. If, after Closing Purchaser defaults hereunder by its failure to have performed any of the covenants or agreements contained herein which are to be performed after Closing or defaults hereunder because any warranty or representation made by Purchaser herein is not true and correct in any material respect as of Closing, Seller may seek to enforce its remedies under applicable law, subject to the limitations imposed by Section 8.1 of this Agreement. In no event shall Purchaser be liable for any indirect, consequential or punitive damages on account of Purchaser’s breach of any representation, warranty or obligation contained in this Agreement.

11.

RISK OF LOSS

11.1 If any time prior to the Closing any portion of the Property is destroyed or damaged by fire or any other casualty whatsoever, Seller shall give notice thereof to Purchaser within five (5) business days after Seller becomes aware of such casualty, but in any event prior to Closing. The rights and obligations of the parties by reason of such destruction or damage shall be as follows:

(a) If the “cost of repair and restoration” (as such term is defined in Section 11.2) of such destruction or damage shall be $1,000,000.00 or less, Seller shall repair such damage as promptly as is reasonably possible, restoring the damaged Property to as close as reasonably possible to its condition immediately prior to such damage; and in such event, Purchaser may elect to defer Closing until such repair is made to Purchaser’s reasonable satisfaction or, if the repair is not completed by the date proscribed for Closing, Purchaser may elect to close the transaction contemplated by this Agreement and (i) if such destruction or damage is covered by insurance, receive all insurance proceeds not yet paid for such damage and Seller shall pay or credit Purchaser an amount equal to any deductible (less the actual and reasonable third party costs and expenses incurred by Seller in connection with repairs performed) and to the extent the same may be necessary or appropriate, Seller shall assign to Purchaser at Closing Seller’s rights to such proceeds or (ii) if such destruction or damage is not covered by insurance, receive a credit against the Purchase Price in an amount equal to the cost of repair and restoration thereof not then completed;

(b) If the “cost of repair and restoration” of such destruction or damage shall exceed $1,000,000.00, Purchaser may elect to terminate this Agreement and receive a refund of the Deposit; and if Purchaser does not elect to terminate this Agreement, the Closing shall occur as scheduled, whereupon Seller shall assign to Purchaser, at Closing, all insurance proceeds payable for such damage, and shall pay to Purchaser an amount equal to any deductible and the sale shall be closed without Seller’s repairing such damage. In the event Purchaser elects to terminate this Agreement in accordance with the terms of this Section 11.1(b), this Agreement shall be rendered null and void and the parties shall have no further obligations or liabilities hereunder other than Purchaser’s right to receive a refund of the Deposit.

11.2 The term “cost of repair and restoration” shall mean an estimate of the actual cost of repair and restoration obtained by Seller within twenty (20) days of the occurrence of such destruction or damage, from a reputable third-party contractor, reasonably acceptable to both Purchaser and Seller, regularly doing business in the city in which the Property is located. If the Closing Date is to occur within (25) twenty-five days of the occurrence of the casualty, Purchaser shall have the right to defer the Closing by the amount of time required to obtain and assess the cost of repair and restoration estimate.

11.3 If (i) the whole or any part of the Property or any interest in the Property is taken by condemnation or right of eminent domain prior to Closing and (ii) such taking by condemnation or right of eminent domain results in (A) the taking of all or any part of the Improvements, (B) the loss of any parking spaces or other areas which causes the Property not to comply with then applicable zoning ordinances or other applicable laws, rules or regulations, or (C) a permanent loss of any means of vehicular access to the Property, at Purchaser’s option this Agreement shall terminate and the Purchaser shall receive a refund of the Deposit. If Purchaser elects not to terminate this Agreement or does not have the right to do so under this Section 11.3, the transactions contemplated by this Agreement shall be closed in accordance with the terms of this Agreement notwithstanding any such taking but at Closing Seller shall assign to Purchaser all of Seller’s rights to collect any awards which may be payable as a result of, or recoverable against others for, such taking.

11.4 Seller shall not settle any insurance claim with respect to casualty or condemnation or similar proceeding affecting the Property during the pendency of this Agreement without Purchaser’s consent, which shall not be unreasonably withheld, conditioned, or delayed.

11.5 The provisions of this Article 11 shall control the rights and duties of the parties, in lieu of any contrary provisions of law.

12.

NOTICES

12.1 Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be delivered (a) upon receipt, if hand delivered, (b) on the first business day after having been delivered to a national overnight air courier service, (c) three business days after deposit in registered or certified mail, return receipt requested, or (d) upon having been sent by the notifying party by electronic mail of signed instruments (by transmittal of .pdf or similar means), in all cases, as applicable, addressed as follows:

If to Purchaser:	Sentinel Acquisitions Corporation
1251 Avenue of the Americas
New York, NY 10020
Attn: Robert B. Kass
Phone: (212) 408-2911
Email: kass@sentinelcorp.com

If to Purchaser:	Sentinel Acquisitions Corporation
1251 Avenue of the Americas
New York, NY 10020
Attn: Millie C. Cassidy
Phone: (212) 408-2915
Email: Cassidy@sentinelcorp.com

with additional copies to:	Ingram Yuzek Gainen Carroll & Bertolotti, LLP
250 Park Avenue, Sixth Floor
New York, NY 10017
Attn: Neal R. Weinstein, Esq.
Phone: (212) 907-9639
Email: nweinstein@ingramllp.com

If to Seller:	GR-105 Long Point Venture, LLC
339 Greenwood Drive
Hilton Head, SC 29928
Attn: Michael L. Schwarz
Phone: 843-290-3914
Email: mschwarz@woodfieldinvestments.com

and

GR-105 Long Point Venture, LLC
c/o CNL Center at City Commons
450 South Orange Avenue
Orlando, FL 32801
Attn: Mike Tetrick
Telephone: (407) 540-2257
Email: mike.tetrick@cnl.com

with additional copies to:	Troutman Sanders LLP
301 South College Street, Suite 3400
Charlotte, North Carolina 28202
Attention: David H. Jones, Esq.
Telephone: (704) 998-4046
Email: david.jones@troutmansanders.com

If to Escrow Agent:	Fidelity National Title Insurance Company
485 Lexington Avenue, 18th Floor
New York, New York, 10017
Attn: Danielle Sprouls
Phone: (212) 471-3880
Email: Danielle.sprouls@fnf.com

13.

ENTIRE AGREEMENT

13.1 This Agreement and the exhibits attached hereto contain the entire agreement between the parties. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by Purchaser and Seller. Further, the prevailing party in litigation between the parties shall be entitled to recover, as a part of its judgment, reasonable attorneys’ fees, costs and expenses.

14.

MISCELLANEOUS

14.1 Notwithstanding any provision contained in this Agreement to the contrary, Seller’s obligations under this Agreement are contingent upon Seller’s receipt of the written approval of the board of directors of CNL Growth Properties, Inc., a Maryland corporation

(the “Board Approval”), the parent company of GR-105 LPHC, LLC, the managing member of the Seller, by the earlier of (a) the date that is five (5) days following the Effective Date and (b) noon Eastern Standard Time on December 1, 2014 (the “Board Approval Deadline”). No later than the Board Approval Deadline, Seller shall notify Purchaser whether it has received, or failed to receive, the Board Approval. If Seller fails to notify Purchaser that the Board Approval was not received by the Board Approval Deadline, then the provisions of this Section 14.1 shall be of no force and effect and this Agreement shall continue pursuant to the terms hereof. If the Board Approval shall not have been received by the Board Approval Deadline and Seller notifies Purchaser that the Board Approval shall not have been received on or before the Board Approval Deadline, either Purchaser or Seller, in its sole discretion, may terminate this Agreement upon written notice to the other provided no later than two (2) business days following the Board Approval Deadline, the Deposit shall be promptly returned to Purchaser, and no party hereto shall have any obligation to the other except for those obligations under Article 3 and Section 9.1 hereof that expressly survive termination of the Agreement. If Board Approval is received on or before the Board Approval Deadline, if Seller fails to notify Purchaser that the Board Approval has not been received on or before the Approval Deadline or if neither Purchaser nor Seller terminate this Agreement within the two (2) business day period set forth above, Seller and Purchaser shall proceed toward Closing pursuant to all other terms and conditions of this Agreement.

14.2 This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties. The parties further agree that the delivery of a party’s signature by facsimile or other electronic transmittal (including electronic mail) shall have the same legal effect as the delivery of such party’s original signature, and the parties may rely upon the binding and enforceable effect of such delivery. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

14.3 This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser without the express written consent of the Seller, which may be granted or withheld in Seller’s sole discretion; provided that no such consent shall be required and Purchaser shall be entitled to freely assign this Agreement to: (i) any entity that is directly or indirectly controlling or controlled by or under direct or indirect common control with Sentinel Acquisitions Corp. or Sentinel Real Estate Corporation or (ii) any commingled investment fund that is managed directly or indirectly by Sentinel Acquisitions Corp. or Sentinel Real Estate Corporation or any permitted assignee under clause (i) above. An assignment of this Agreement by Purchaser shall not release Purchaser from its obligations hereunder.

14.4 Whenever any determination is to be made or action is to be taken on a date specified in this Agreement, if such date shall fall on Saturday, Sunday or legal holiday under the laws of the state in which the Property is located, then in such event said date shall be extended to the next day which is not a Saturday, Sunday or legal holiday. All references in this Agreement to “the date hereof,” “the date of this Agreement,” or similar references shall be deemed to refer to the Effective Date. This Agreement shall be governed by and construed under the laws of the State of South Carolina.

14.5 This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, personal representative, successors and assigns whenever the context so requires or admits. It has been negotiated by the parties hereto and by the respective attorneys for each party, and in the event of a dispute concerning the interpretation of this Agreement, each party hereby waives the doctrine that an ambiguity shall be interpreted against the party which has drafted the document. This Agreement may not be amended, altered or modified unless the party against whom enforcement of any waiver, modification or discharge is sought does so in writing.

14.6 Notwithstanding anything in this Agreement to the contrary, Seller or Purchaser (as applicable, the “Exchanging Party”) may consummate the purchase or sale, respectively, of the Property or any portion of the Property as part of a so called like-kind exchange (the “Exchange”) pursuant to §1031 of the Internal Revenue Code of 1986, as amended (the “Code”), but only so long as: (i) the Closing is not delayed or materially affected by reason of the Exchange, it being agreed that the consummation or accomplishment of the Exchange is not a condition precedent or condition subsequent to any party’s obligations under this Agreement; (ii) the Exchanging Party may effect the Exchange through an assignment of this Agreement, or its rights under this Agreement, to a Qualified Intermediary; and (iii) the Exchanging Party pays any reasonable additional out-of-pocket costs that would not otherwise have been incurred by the other party had the Exchanging Party not consummated its purchase or sale through the Exchange. The non-Exchanging Party shall not by this Agreement or acquiescence to the Exchange: (1) have its rights under this Agreement affected or diminished in any manner, or (2) be responsible for compliance with or be deemed to have warranted to the Exchanging Party that the Exchange in fact complies with §1031 of the Code.

14.7 The following Exhibits have been attached to this Agreement and incorporated herein by reference:

Exhibit A Exhibit B Exhibit C	- - -	Legal Description Seller’s Deliverables List of Service Contracts and Personalty Leases
Exhibit D Exhibit E Exhibit F Exhibit G	- - - -	Rent Roll Rental Standards and Form Lease Escrow Provisions Form of Special Warranty Deed
Exhibit H	-	Bill of Sale and Assignment
Exhibit I	-	Tenant Notice Letter
Exhibit J Exhibit K	- -	Proration Letter Indemnification Agreement

[SIGNATURES CONTAINED ON FOLLOWING PAGES]

EXECUTED by Purchaser on the 25 day of November, 2014.

PURCHASER:

SENTINEL ACQUISITIONS CORPORATION, a Delaware corporation

By:	/s/ Robert B. Kass
Name:	RB Kass
Title:	VP

EXECUTED by Seller on the 25 day of November, 2014.

SELLER:

GR-105 LONG POINT VENTURE, LLC, a Delaware limited liability company

By: WF Invest Long Point, LLC, a Delaware limited liability company, its operating member

By: Woodfield Investment Company, LLC, a Delaware limited liability company, its manager

By:	/s/ Michael L. Schwarz
Name:	Michael L. Schwarz
Title:	Auth Member

The undersigned hereby accepts this Purchase and Sale Agreement and agrees to perform the functions of Escrow Agent hereunder.

ESCROW AGENT:

FIDELITY NATIONAL TITLE INSURANCE COMPANY

By:	/s/ Avis Somers
Name:	Avis Somers
Title:	VP / Counsel
Date:	1/25/2014

EXHIBIT A

LEGAL DESCRIPTION

Intentionally Omitted

EXHIBIT B

SELLER’S DELIVERABLES

Intentionally Omitted

EXHIBIT C

SERVICE CONTRACT AND PERSONALTY LEASES

Intentionally Omitted

EXHIBIT D

RENT ROLL

Intentionally Omitted

EXHIBIT E

RENTAL STANDARDS AND FORM OF LEASE

Intentionally Omitted

EXHIBIT F

ESCROW PROVISIONS

Intentionally Omitted

EXHIBIT G

FORM OF SPECIAL WARRANTY DEED

Intentionally Omitted

EXHIBIT A TO DEED

Intentionally Omitted

EXHIBIT B TO DEED

Intentionally Omitted

EXHIBIT H

BILL OF SALE AND ASSIGNMENT

Intentionally Omitted

EXHIBIT I

TENANT NOTICE LETTER

Intentionally Omitted

EXHIBIT J

PRORATION LETTER

Intentionally Omitted

EXHIBIT K

INDEMNIFICATION AGREEMENT

Intentionally Omitted

AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Amendment to Purchase and Sale Agreement (the “Amendment”) made effective as of the 17th day of December, 2014 between GR-105 Long Point Venture, LLC, a Delaware limited liability company (“Seller”) and Sentinel Acquisitions Corp., a Delaware corporation (“Purchaser”).

WITNESSETH

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement effective as of November 26, 2014 (the “Agreement”) with respect to certain real property and improvements and related assets commonly known as Woodfield Long Point Apartments, having a principal address of 335 Stonewall Court, Mt. Pleasant, SC 29464 (as more fully described in the Agreement, the “Property”);

WHEREAS, Seller and Purchaser desire to amend the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

2. As the surveyor that prepared Seller’s latest existing survey of the Property is unable to provide an update to said survey within the time periods otherwise provided in this Agreement, the first grammatical paragraph of Section 3.2 of the Agreement is deemed deleted and the following inserted in lieu thereof:

“3.2 Seller has delivered, or shall deliver to Purchaser’s counsel within one (1) business day of the Effective Date, a copy of the most recent owner’s title insurance policy for the Property (which may have the amount of the policy redacted) and a copy of Seller’s most recent as-built survey of the Property which is dated March 11, 2013. During the Inspection Period, but no later than December 16, 2014, Purchaser shall obtain, at Purchaser’ expense, a current commitment for title insurance (the “Title Commitment”) and during the Inspection Period, Seller shall obtain at Seller’s cost (except that Purchaser shall pay one-half of the cost of same but not more than $12,375), a new survey of the Property pursuant to the proposal of David L. Gray of GPA dated December 3, 2014 and containing the following additional “Table A” Requirements 7(b), 7(c), 14, 17, 18 and 19 (which are not listed on said proposal) (the “New Survey”). On or prior to December 24, 2014 (the “Objection Deadline”), Purchaser, in Purchaser’s sole and absolute discretion, shall notify Seller, in writing, of such objections as Purchaser may have to anything contained in the Title Commitment or by the unsigned copy of the survey of the Property delivered by Seller to Purchaser and prepared by Forsberg Engineering and Surveying, Inc. dated March 11, 2013 and last revised April 1, 2013 (the “Survey”). Purchaser reserves all rights pursuant to the second grammatical paragraph of this Section 3.2 with respect to any exception, defect, objection, matter or state of facts that may be shown by the New Survey and which is not shown by the Survey, except that Purchaser shall not object to the mere existence of the second dog park at the Property which, Seller represents, was constructed after the issuance of the Survey. The foregoing shall not constitute a waiver of any of Purchaser’s rights pursuant to this Section 3.2 (or otherwise) if the New Survey discloses that such second dog park to violate a setback, easement or any other restriction, agreement or requirement applicable to the Property or if it is determined that said second dog park shall be found to not be in compliance with any applicable legal requirements or the requirements of any applicable restrictions, covenants, conditions, agreements or approvals. Within five (5) days after receipt of Purchaser’s notice of objections aforesaid, Seller will notify Purchaser in writing if Seller elects to attempt to cure such objections to the sole satisfaction of Purchaser, and if so, which objections Seller elects to cure (“Seller’s Cure Notice”). If Seller provides no Seller’s Cure Notice, Seller shall be deemed to have elected not to cure such objections, other than Must Cure Items (as hereinafter defined). If Seller elects in its Seller’s Cure Notice to cure any such objections, Seller will have until three (3) days before the Closing Date to attempt to remove, satisfy or cure the same (provided that Monetary Liens may be cured by Seller as of the Closing Date as set forth hereinbelow). If Seller elects not to cure (or is deemed to have elected not to cure) any such objections, Purchaser will have the option, to be exercised by written notice given to Seller within five (5) days of Seller’s cure notice (or within ten (10) days of Purchaser’s notice of such objections if Seller shall not have timely delivered a Seller’s Cure Notice), to terminate this Agreement by sending written notice thereof to Seller, and upon delivery of such notice of termination, this Agreement will terminate and the Earnest Money will be promptly returned to Purchaser, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder, except with respect to the rights, obligations, and liabilities described in Article 3 and Section 9.1 that expressly survive termination of this Agreement. If Purchaser does not terminate this Agreement as hereinabove set forth in connection with Seller’s election (or deemed election) not to cure title objections, then Purchaser shall be deemed to have elected to accept a conveyance of the Property subject to the exceptions which will not be addressed, specifically including any matter objected to by Purchaser (other than Must Cure Items) that Seller is unwilling or unable to cure (and with respect to which Purchaser shall be deemed to have waived its objection). If Seller, after having elected to cure any objection identified by Purchaser prior to the Objection Deadline, cannot or does not cure such matter on or before the date that is three (3) days prior to the Closing Date (other than Monetary Liens (as hereafter defined), which may be cured concurrently with Closing), Purchaser may terminate this Agreement by sending written notice of such termination to Seller no later than the Closing Date, and pursue any other right pursuant to Section 10.1 below. Seller must satisfy all Monetary Liens in full, at Seller’s sole cost and expense, at or prior to the Closing; in the event Seller fails to do so, Purchaser may, at its option, elect either: (a) to close the transaction as otherwise contemplated hereby, and satisfy any such Monetary Lien itself at Closing, in which event the Purchase Price shall be reduced by the amount of money so expended by Purchaser, or (b) terminate this Agreement by sending written notice to Seller, and upon delivery of such notice of termination, pursue any other Purchaser’s rights pursuant to Section 10.1 below. Upon Purchaser’s election to terminate this Agreement in accordance with the terms of this Section 3.2, the Earnest Money will be promptly

2

returned to Purchaser, and thereafter neither party hereto will have any further rights, obligations or liabilities hereunder, except with respect to the rights, obligations, and liabilities that expressly survive the termination of this Agreement. As used herein, a “Must Cure Item” is (i) any matter first affecting title to the Property after the Effective Date as a result of Seller’s willful action (which such action or matter has not been previously approved or consented to by Purchaser in writing), or (ii) a Monetary Lien. As used herein, a “Monetary Lien” is a lien, claim or encumbrance that evidences or secures a fixed monetary amount other than ad valorem real property taxes (excluding any such liens or encumbrances arising as a result of Purchaser’s activity on or with respect to the Property, which such liens shall be removed promptly by Purchaser following the notice of imposition thereof).”

3. Seller received Board Approval as contemplated by Section 14.1 of the Agreement on or before the Approval Deadline. Accordingly, Section 14.1 is of no force and effect.

4. All references to “Sentinel Acquisitions Corporation” in the Agreement shall be deemed replaced by “Sentinel Acquisitions Corp.”, the proper name of Purchaser.

5. This Amendment may be executed in counterparts, each counterpart constituting an original and together constituting one document. Delivery by facsimile or by e-mail of signed copies of this Amendment shall have the same force and effect as delivery of signed originals.

[Signature page(s) follow.]

3

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first above written.

SELLER:	GR-105 LONG POINT VENTURE, LLC a Delaware limited liability company

	By:	WF Invest Long Point, LLC a Delaware limited liability company, its operating member

	By:	Woodfield Investment Company, LLC a Delaware limited liability company, its manager

	By:	/s/ Greg Bonifield / dhj
	Name:	Greg Bonifield
	Title:	Manager

PURCHASER:	SENTINEL ACQUISITIONS CORP. a Delaware corporation

	By:	/s/ RB Kass
	Name:	Robert B. Kass
	Title:	Vice President

4

SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT

This Second Amendment to Purchase and Sale Agreement (this “Amendment”) made effective as of the 30th day of December, 2014 between GR-105 Long Point Venture, LLC, a Delaware limited liability company (“Seller”) and Sentinel Acquisitions Corp., a Delaware corporation (“Purchaser”).

16.WITNESSETH

WHEREAS, Seller and Purchaser have entered into that certain Purchase and Sale Agreement effective as of November 26, 2014, as amended by Amendment to Purchase and Sale Agreement dated as of December 17, 2014 (collectively, the “Agreement”) with respect to certain real property and improvements and related assets commonly known as Woodfield Long Point Apartments, having a principal address of 335 Stonewall Court, Mt. Pleasant, SC 29464 (as more fully described in the Agreement, the “Property”);

WHEREAS, Seller and Purchaser desire to amend the Agreement as more fully set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

6. All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement.

7. Exhibit A of this Amendment shall constitute Purchaser’s advice to Seller prior to the expiration of the Inspection Period of the Service Contracts to be terminated as contemplated by Section 3.5 of the Agreement. Seller shall take such action prior to Closing as is necessary to cause the Service Contracts listed on said Exhibit A to be terminated as required thereon (or take such other actions as required by said Exhibit A).

8. Purchaser hereby waives its termination right pursuant to Section 3.6 of the Agreement subject to the terms and conditions of this Amendment.

9. Seller shall grant Purchaser a credit at Closing against the Purchase Price in the amount of $350,000.00. The Proration Letter annexed as Exhibit J of the Agreement shall be amended to reflect such credit.

10. The following is added as Section 4.1(o) of the Agreement:

“(o) Seller has delivered or made available to Purchaser all material information in Seller’s possession or control with respect to any “archaeological site” on or affecting the Property. There are no written agreements or restrictions entered into or assumed in writing by Seller with respect to any archaeological site on the Property or the operations thereon.”

11. The inventory to be annexed as Exhibit B to the Bill and Sale and Assignment to be delivered by Seller to Purchaser at Closing shall include the items set forth on Exhibit B to this Amendment.

12. The first sentence of Section 6.1 of the Agreement is hereby amended and restated in its entirety, as follows: “Closing shall occur on January 15, 2015 (subject to the extension herein provided, the “Closing Date”), so long as Seller has provided Escrow Agent, on or before January 9, 2015, a Certificate of Compliance from the South Carolina Department of Revenue dated within thirty (30) days of Closing and evidencing no outstanding returns, filings or taxes of Seller (the “Certificate”). To the extent Seller has not provided the Certificate to Escrow Agent on or before January 9, 2015, Closing shall occur on the date thereafter that is five (5) days following the date upon which Seller provides such Certificate to the Escrow Agent.”

13. This Amendment may be executed in counterparts, each counterpart constituting an original and together constituting one document. Delivery by facsimile or by e-mail of signed copies of this Amendment shall have the same force and effect as delivery of signed originals.

[Signature page(s) follow.]

IN WITNESS WHEREOF, Seller and Purchaser have duly executed this Amendment as of the date first above written.

SELLER:	GR-105 LONG POINT VENTURE, LLC
a Delaware limited liability company

	By:	WF Invest Long Point, LLC
a Delaware limited liability company,
its operating member

		By:	Woodfield Investment Company, LLC
a Delaware limited liability company,
its manager

		By:	/s/ Michael L. Schwarz
		Name:	Michael L. Schwarz
		Title:	Auth. Member

PURCHASER:	SENTINEL ACQUISITIONS CORP.
a Delaware corporation

	By:	/s/ RB Kass
	Name:	Robert B. Kass
	Title:	Vice President

Exhibit A

Service Contracts to be Cancelled by Seller

Intentionally Omitted

Exhibit B

Inventory

Intentionally Omitted